UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2012

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 30, 2012, the Federated Indians of Granton Rancheria (“FIGR”) and the State of California entered into a tribal-state gaming compact.  The compact must be ratified by the California legislature and approved by the United States Secretary of the Interior prior to becoming effective.  Once effective, it will regulate gaming at the FIGR’s proposed gaming project in Sonoma County, California.  The compact provides for the FIGR to operate up to 3,000 slot machines at the proposed project in return for sharing 15 percent of net proceeds with the State of California, Sonoma County, the City of Rohnert Park and other Native American tribes.  No assurances can be provided as to whether the California legislature will ratify or the Secretary of the Interior will approve the compact.  The timing and feasibility of the project are dependent upon the receipt of the necessary governmental and regulatory approvals and there can be no assurances as to when or if the necessary approvals will be obtained.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos LLC

Date:	April 5, 2012	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer